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                                EXHIBIT 16.(17)

                         FORM OF VOTING INSTRUCTION FORM

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                                EXHIBIT 16.(17)

                         ATSF BLACKROCK LARGE CAP VALUE

 VOTING INSTRUCTION FORM FOR A SPECIAL MEETING OF SHAREHOLDERS ON APRIL 27, 2004
       YOUR INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs [NAME OF INSURANCE COMPANY], with full power of substitution, to vote as designated below, all shares of the above-referenced Fund that the undersigned is entitled to provide instructions for at the Special Meeting of Shareholders of the Fund to be held at the office of AEGON/Transamerica Series Fund, Inc. ("ATSF") at 570 Carillon Parkway, St. Petersburg, Florida 33716 on April 27, 2004 at 2:30 p.m. local time and at any adjournment thereof.

These proposals will be voted as instructed. If no specification is made, then the instruction form will be voted "FOR" the proposal.

Please vote, date and sign this instruction form and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

VOTING INSTRUCTIONS

ATSF encourages all Policyowners to provide their voting instructions. We now provide the following convenient methods to do so:

1. VOTING INSTRUCTION FORM: Complete, sign, date and return the voter instruction form attached below in the enclosed postage-paid envelope; or instead vote by:

2.       TELEPHONE;

3.       INTERNET; or

4.       FACSIMILE

by following the enclosed instructions. If you choose to vote by telephone, via the Internet or by facsimile, DO NOT return your voter instruction form unless you later decide to change your instructions. Please indicate your instructions by an "x" in the appropriate box below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

1. To approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of ATSF BlackRock Large Cap Value (the "Acquired Fund") by ATSF PBHG/NWQ Value Select (the "Acquiring Fund") solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

               FOR   [ ]       AGAINST  [ ]        ABSTAIN  [ ]

_____________________________                     _____________________________
SIGNATURE                                         DATE

_____________________________                     _____________________________
SIGNATURE (IF HELD JOINTLY)                       DATE

This form must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.